Exhibit 99.5

STOCK ORDER FORM

SEND OVERNIGHT PACKAGES TO:
Beacon Federal Bancorp, Inc. ATTN: Stock Information Center 6311 Court Street Road East Syracuse, NY 13057 (425) 254-2094

Deadline:  The Subscription Offering ends at 4:30 p.m., Local Time, on ___________ __, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at one of our branches by the deadline, or it will be considered void.  Faxes or copies of this form will not be accepted.  Beacon Federal Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1)	Number of Shares		(2)	Total Amount Due

The minimum purchase is 25 shares ($250).  Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 40,000 shares ($400,000).

x $10.00 =

(3)	Method of Payment		(4)	Purchaser Information (check one)

☐	Enclosed is a check, bank draft or money order payable to Beacon Federal Bancorp, Inc. for $____________________________.		a.	☐

Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Beacon Federal as of February 28, 2006.  Enter information in Section 7 for all deposit accounts that you had at Beacon Federal on February 28, 2006.

☐	I authorize Beacon Federal to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal:		b.	☐

Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on  deposit with Beacon Federal as of June 30, 2007 but not an Eligible Account Holder.  Enter information in Section 7 for all deposit accounts that you had at Beacon Federal on June 30, 2007.

	Account Numbers	Amounts
			c.	☐	Other Members - Check here if you were a depositor of Beacon Federal as of ______, 2007, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories
$

$

		$	d.	☐	Local Community – as defined in the prospectus

	Total Withdrawal	$	e.	☐	General Public

(5)     Check if you (or a household family member) are a:    ☐     Director              ☐     Officer              ☐     Employee of Beacon Federal

(6)     Stock Registration - Please Print Legibly and Fill Out Completely  (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐	Individual	☐	Individual Retirement Account (IRA)	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated ________

Name	SS# or Tax ID

Name	SS# or Tax ID

Address	Daytime Telephone #

City State Zip Code County	Evening Telephone #

(7) Qualifying Accounts   You should list any accounts that you may have or had with Beacon Federal in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering.

Qualifying Accounts

Names on Accounts	Account Number

Please Note:  Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

Acknowledgment:  By signing below, I acknowledge receipt of the prospectus dated ______ __, 2007 and understand I may not change or revoke my order once it is received by Beacon Federal Bancorp, Inc.  I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares.  Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another.  Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares.  Beacon Federal Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.  Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding.  You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.  By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.  The Subscription rights are non-transferable and are void at the end of the subscription period.  Signature:  THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM.  This order is not valid if the Stock Order and Certification Form are not both signed and properly completed.  Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the prospectus.  An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only:  Date Rec’d  _____ / ______   Check# ________________ $__________________  Check#_______________ $__________________  Batch# _________ Order # ___________ Category _____

NASD Affiliation - If you have an NASD affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor.  You are considered a member of the National Association of Securities Dealers, Inc.  (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which as NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY BEACON FEDERAL, BEACON FEDERAL BANCORP, INC.,  OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION NORTHEAST REGIONAL DIRECTOR AT (201) 413-1000.

I further certify that, before purchasing the common stock of Beacon Federal Bancorp, Inc. I received a copy of the Prospectus dated _________ __, 2007, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page __ of the prospectus:

Risks Related to Our Business

1.	Changes in interest rates have reduced our profits and could continue to reduce our profits.

2.	Our loan portfolio has greater risk due to our substantial number of home equity loans and other consumer loans.

3.	Our loan portfolio will have greater risk as we increase our commercial real estate and commercial business lending.

4.	Strong competition within our market areas may limit our growth and profitability.

5.	We rely on our management team for the successful implementation of our business strategy.

6.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

7.	Our ability to successfully complete acquisitions will affect our ability to grow our franchise and compete effectively in our market areas.

8.	The risks presented by the acquisition of other institutions could adversely affect our financial condition and results of operations.

Risks Related to this Offering

1.	The future price of the shares of common stock may be less than the purchase price in the stock offering.

2.	Our return on equity will be low compared to other financial institutions. This could negatively affect the trading price of our shares of common stock.

3.	We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

4.	Our stock-based benefit plans will increase our costs, which will reduce our income.

5.	The implementation of stock-based incentive plans will dilute your ownership interest.

6.	We will enter into employment and change-in-control agreements that may increase our compensation costs.

7.	We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could reduce our profits.

8.	Our stock value may be negatively affected by federal regulations that restrict takeovers.

9.

The corporate governance provisions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impeded takeovers of the company that our board might conclude are not in the best interest of Beacon Federal Bancorp, Inc. or its stockholders.

10.	We have never issued common stock and there is no guarantee that a liquid market will develop.

11.	We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.  THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Beacon Federal Bancorp, Inc.

Stock Ownership Guide and Stock Order Form Instruction

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due.  The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share.  The minimum purchase is 25 shares.  Generally, the maximum purchase for any person is 30,000 shares (30,000 shares x $10.00 per share = $300,000).   No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 40,000 shares (40,000 shares x $10.00 per share = $400,000) of the common stock offered in the stock offering.  For additional information, see “The Conversion; Plan of Distribution - Limitations on Common Stock Purchases” in the prospectus.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to Beacon Federal Bancorp, Inc.  Cash is not an acceptable form of payment.  Your funds will earn interest at Beacon Federal’s passbook savings annual percentage yield until the stock offering is completed.

To pay by withdrawal from a deposit account or certificate of deposit at Beacon Federal, insert the account number(s) and the amount(s) you wish to withdraw from each account.  If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form.  To withdraw from an account with checking privileges, please write a check.  Beacon Federal will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs).  A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn.  Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Beacon Federal, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Beacon Federal Bancorp, Inc. common stock.  Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers.  We will need to call you if we cannot execute your order as given.  If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (800) xxx-xxxx.  Subscription rights are not transferable.  If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 – You should list any qualifying accounts that you may have or had with Beacon Federal in the box located under the heading “Qualifying Accounts”.  For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor.  Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc.  If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s).  If you are ordering stock through a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify.  Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE:  The order form is to be received (not postmarked) at 6311 Court Street Road, East Syracuse, New York or at any of our full service branch locations by the end of the subscription offering on ___________ ___, 2007 at 4:30 p.m., Local Time.

(See Reverse Side for Stock Ownership Guide)

Beacon Federal Bancorp, Inc.

Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only.  You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners.  When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant.  You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners.  When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.  All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of New York and most states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act.  For residents of California, Delaware, Puerto Rico, South Carolina and Vermont stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state.  For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age.  Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-NY (or your state’s abbreviation) or UGMA-CA (or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock.  Please provide the Corporation/Partnership’s legal name and Tax I.D.  To have depositor rights, the Corporation/Partnership must have an account in the legal name.  Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Beacon Federal. The stock cannot be held in your Beacon Federal account.  Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order.  Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual.  If the fiduciary is a corporation, list the corporate title on the first name line.  Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc.  On the second name line, print the name of the maker, donor or testator or the name of the beneficiary.  Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.).  In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship.  The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)